EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion of our report dated December 31, 2004, on our audits of Hemobiotech, Inc.'s financial statements as of December 31, 2003 and for each of the years in the two-year period ended December 31, 2003 and for the period from October 3, 2001 (inception) through December 31, 2003 in the Registration Statement on Form SB-2.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

Eisner LLP

/s/ Eisner LLP
New York, New York
January 17, 2005